SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

___________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 18, 2004

RIGGS NATIONAL CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware
(State of Incorporation)

0-9756	52-1217953
(Commission File Number)	(IRS Employer
Identification Number)

1503 Pennsylvania Avenue, N.W., Washington, D.C., 20005
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(202) 835-4309

Item 3.03. Material Modification to Rights of Security Holders.

     In accordance with the Cease and Desist Order that Riggs National Corporation (“Riggs”) entered into with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) in May 2004, Riggs must obtain the prior approval of the Federal Reserve Bank of Richmond and the Director of the Division of Banking Supervision and Regulation of the Federal Reserve before it declares a dividend to its shareholders or makes payments on its trust preferred securities. The Federal Reserve Bank of Richmond has advised Riggs that neither it nor the Director of Banking Supervision and Regulation of the Federal Reserve are inclined to approve a request by Riggs to make payments on its trust preferred securities at this time. Riggs currently has two series of trust preferred securities outstanding, 8 5/8% Trust Preferred Securities (of which an aggregate amount of $72.6 million are outstanding), Series A and 8 7/8% Trust Preferred Securities, Series C (of which an aggregate amount of $150.2 million are outstanding). Riggs has the right to defer the payment of distributions on these securities for ten consecutive semiannual periods.

Item 8.01. Other Events.

     PNC had previously indicated to Riggs that it anticipated the merger will be completed in the first quarter of 2005. PNC has recently indicated to Riggs that it would not expect to complete the merger until a systems conversion can be made, which is currently expected on or about April 15, 2005. As Riggs has previously disclosed, Riggs cannot predict the possible impact that the various investigations, lawsuits and inquiries pending against it may have on the consummation of the merger.

     Robert Roane, an Executive Vice President of Riggs Bank N.A., has resigned effective November 26, 2004.

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This Form 8-K includes forward-looking statements (as such terms defined in Section 21E of the Securities Exchange Act of 1934, as amended) that reflect Riggs’ current expectations and projections about future results, performance, prospects and opportunities, and include, without limitation, the references in this Form 8-K to the proposed transaction with PNC. Riggs has attempted to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “could” or similar expressions. These forward-looking statements are based on information currently available and are subject to a number of risks, uncertainties and other factors that could cause actual results, performance, prospects or opportunities in 2004 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to, certain risks and uncertainties that may affect the operations, performance, development, growth projections and results of the business. More specifically, these risks include the growth of (or decline in) the economy, changes in credit quality or interest rates, changes in value of venture capital investments in the technology and other sectors, timing of technology enhancements for products and operating systems, the impact of competitive products, services and pricing, customer business requirements, Congressional legislation, regulatory oversight, investigations, the unfavorable resolution of legal proceedings or government inquiries, the denial of insurance coverage for claims made by Riggs, actions of the Office of the Comptroller of the Currency and the Federal Reserve, regulatory, supervisory or enforcement actions of government agencies, the ability to successfully wind down and/or sell its international business operations, general economic conditions-both domestic and international-and similar matters, and Riggs’ ability to satisfy the closing conditions under the merger agreement with PNC. In addition, the continuing impact of the September 11, 2001 terrorist attacks on the U.S. and global economy, the possibility of additional attacks, and international political conditions also may be an important factor or make the occurrence of one or more of the aforementioned risks or factors more likely.

Do not place undue reliance on any forward-looking statements. Riggs undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this filing.

PNC and Riggs have filed with the United States Securities and Exchange Commission (the “SEC”) a proxy statement/prospectus and will file other relevant documents concerning the merger of Riggs with and into PNC. RIGGS AND PNC URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC website (www.sec.gov). In addition, documents filed with the SEC by PNC will be available free of charge from Shareholder Relations at (800) 843-2206. Documents filed with the SEC by Riggs will be available free of charge from Riggs’ Investor Relations Department at (202) 835-4309 and from www.riggsbank.com.

The directors, executive officers, and certain other members of management of Riggs may be soliciting proxies in favor of the merger from its shareholders. For information about these directors, executive officers, and members of management, shareholders are asked to refer to Riggs’ most recent annual meeting proxy statement, which is available on Riggs’ website (www.riggsbank.com) or using the contact information above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGGS NATIONAL CORPORATION
By: /s/ Steven T. Tamburo Name: Steven T. Tamburo Title: Chief Financial Officer
Date: November 18, 2004